POWER OF ATTORNEY
I hereby constitute and appoint each of
Brian Gavin and Peter Koffler, signing
singly, my true and lawful attorney-in
-fact:
(1) to execute for and on my behalf,
in my capacity as a trustee, officer
or other reporting person of Blackstone
Alternative Alpha Fund or Blackstone
Alternative Alpha Master Fund, each a
Massachusetts business trust, (each,
a "Fund"), Forms 3, 4 and 5 in accordance
with Section 16(a) of the Securities
Exchange Act of 1934, as amended, and
the rules thereunder, and Section 30(h)
of the Investment Company Act of 1940,
as amended;
(2) to do and perform any and all acts
for and on my behalf that may be necessary
or desirable to complete and execute
any such Form 3, 4 or 5 to and timely
file such Form with the United States
Securities and Exchange Commission (the
"SEC");
(3) do and perform any and all acts for
and on behalf of the undersigned that
may be necessary or desirable to file
for Access Codes to the SEC EDGAR System,
including but not limited to the
completion, execution and timely delivery
of a statement of authentication to the
Commission in order to obtain such EDGAR
Access Codes; and
(4) to take any other action of any type
whatsoever in connection with the foregoing
which, in the opinion of such attorney-in
-fact, may be to my benefit, in my best
interest, or that I am legally required to
do, it being understood that the documents
executed by such attorney-in-fact on my
behalf pursuant to this Power of Attorney
shall be in such form and shall contain
such terms and conditions as such
attorney-in-fact may approve in such
attorney-in-fact's discretion.
I hereby grant to each such
attorney-in-fact full power and authority
to do and perform any and every act and
thing whatsoever requisite, necessary,
or proper to be done in the exercise of
any of the rights and powers herein
granted, as fully to all intents and
purposes as I might or could do
if personally present, with full power
of substitution, resubstitution or
revocation, hereby ratifying and
confirming all that such attorney-in-fact,
or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause
to be done by virtue of this power of
attorney and the rights and powers herein
granted. I acknowledge that the
attorneys-in-fact, in serving in such
capacity at my request, are not assuming,
nor is any Fund assuming, any of my
responsibilities to comply with Section
16 of the Securities Exchange Act of 1934,
as amended, and the rules thereunder, and
Section 30(h) of the Investment Company
Act of 1940, as amended.
This Power of Attorney shall remain in full
force and effect until I am no longer
required to file Forms 3, 4 and 5 with
respect to my holdings of and transactions
in Fund securities, unless I earlier revoke
it in a signed writing delivered to the
attorneys-in-fact.
IN WITNESS WHEREOF, I have caused this
Power of Attorney to be executed as of this
14th day of February, 2012.
/s/ Robert Jordan
Signature
Robert Jordan
Print Name